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                              DiCESARE-ENGLER, INC.

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                                     BYLAWS

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                                    ARTICLE I

                                     OFFICES

                  Section 1. The registered office shall be located at 2825 Penn Avenue, Pittsburgh, in the County of Allegheny, Commonwealth of Pennsylvania.

                  Section 2. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

                  Section 1. Meetings of the shareholders shall be held at the office of the Corporation at 2825 Penn Avenue, Pittsburgh, PA 15222 or at such other place or places, either within or without the Commonwealth of Pennsylvania as may from time to time be fixed or determined by the Board of Directors.

                  Section 2. The annual meeting of the shareholders shall be held each year on such date within three (3) months following the close of the fiscal year as shall be determined from time to time by the Board of Directors and shall be held at a time and place determined by a resolution of the Board of Directors. At such annual meeting, the shareholders shall elect the Board of Directors, review reports of the affairs of the Corporation and transact any other business which is within the powers of the shareholders.

                  Section 3. Notice of the annual meeting specifying the place, date and hour of the meeting shall be given at least ten (10) days prior to the meeting, to each shareholder entitled to vote thereat, being on record on the date fixed as a record date, or, if no record date be fixed, then of record thirty days next preceding the date of the meeting.

                  Section 4. Special meetings of the shareholders, for any purpose or purposes, other than those regulated by statute or by the Articles of Incorporation, may be called at any time by the President or by a majority of the Board of Directors or by the holders of not less than twenty (20%) percent of all shares issued and outstanding and entitled to vote at the particular

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meeting which are provided with such right under the Pennsylvania Business
Corporation Law, upon written request delivered to the Secretary of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time, not less than ten nor more than sixty (60) days thereafter, as the Secretary may fix. If the Secretary shall neglect to issue such a call, the person or persons making the request may issue the call.

                  Section 5. Notice of any special meeting of shareholders shall be given by, or at the direction of, the Secretary or other authorized person, stating the place, the date and hour and the general nature of the business to be transacted thereat, shall be given to each shareholder entitled to vote thereat at least ten (10) days prior to the date named for a meeting called to consider a fundamental change or five (5) days prior to the day named for the meeting and other case. If the Secretary or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

                  Section 6. Business transacted at all special meetings shall be confined to the purposes stated in the call and matters germane thereto unless all shareholders entitled to vote consent to the consideration of additional business.

                  Section 7. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business at all meetings of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum to conduct business which might have been transacted at the meeting as originally notified provided notification of the meeting states that those shareholders who attended the adjourned meeting shall constitute a quorum for the purpose of acting upon the matter. If, however, any meeting of the shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of Directors, such meeting may be adjourned only from day to day, or for such longer periods not exceeding fifteen days each as the holders of a majority of the shares present in person or by proxy shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified provided notification is given of such quorum.

                  Section 8. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon


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which, by express provision of the statutes or of the Articles of Incorporation or by these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

                  Section 9. At each shareholders' meeting, every shareholder entitled to vote shall have the right of one vote for every share having voting power standing in his or her name on the books of the Corporation. Unless a record date shall have been fixed for the determination of the shareholders entitled to vote at a shareholders' meeting, transferees of the shares which are next preceding the date of such meeting shall not be entitled to vote at such meeting. Unless demanded by a shareholder of the Corporation present in person or by proxy at any meeting of the shareholders and entitled to vote thereat or so directed by the Chairman of such meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the shareholder voting or in his or her name by his or her proxy, if there be such a proxy, and shall state the number of shares voted by him or her and the number of votes to which each share is entitled.

                  Section 10. Every shareholder entitled to vote may vote either in person or by proxy. Every proxy shall be executed in writing by the shareholder or by his or her duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided for. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                  Section 11. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

                  Section 12. Except for the action required by state law to be taken at a meeting of the shareholders held after proper notice, any action required to be taken at a meeting of the shareholders or a class of shareholders may be taken without a meeting if, a consent in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

                  Section 13. One or more persons may participate in a meeting of the shareholders of a business corporation by means of conference telephone or similar communications


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equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

                  Section 14. Shares of the Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing herein shall affect the validity of a proxy given to a pledgee or nominee.

                  Section 15. Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise: (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all the shares the vote cast by him or her or a majority of them; and
(2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves. If there has been filed with the Secretary of the Corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the person specified as having such voting power in the latest document so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

                  Section 16. At every meeting of the shareholders, the president, or, in the president's absence, the officer designated by a majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote, shall act as chairman. The secretary of the Corporation shall act as secretary of all meetings of the shareholders and in the absence of the secretary, the chairman of the meeting may appoint another person to so act as secretary of the meeting.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. The number of Directors shall consist of one or more members as shall be determined from time to time by the Board of Directors. Directors shall be a natural person of full age who, need not be a resident of this Commonwealth or a shareholder of the Corporation. Except as hereinafter provided in the case of vacancies, Directors, other than those constituting the first Board of Directors, shall be elected by the shareholders, and each Director shall be elected to serve for the term of one year and until his or her successor shall be elected and


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qualified or until his or her earlier death, resignation or removal. Any
Director may resign at anytime upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation. A decrease in the number of Directors shall not have the effect of shortening the term of any incumbent Director.

                  Section 2. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by the sole remaining Director, and each person so elected shall be a Director until his or her successor is elected by the shareholders at an election at the next annual meeting of the shareholders or any special meeting duly called for that purpose and held prior thereto.

                  When one or more Directors resign from the Board effective at a future date, the Directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

                  Section 3. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the shareholders.

                  Section 4. The meetings of the Board of Directors may be held at such place within or without this Commonwealth as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting. Written notice of every meeting of the Board of Directors shall be given to each Director at least five days before the day named for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of the meeting.

                  Section 5. The first meeting of each newly elected Board may be held at such time and place as shall be fixed by the shareholders at the meeting at which such Directors were elected and no notice shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a majority of the whole Board shall be present; or it may convene at such time and place as may be fixed by the consent in writing of all the Directors.

                  Section 6. Regular meetings of the Board may be held at such time and place as shall be determined from time to time, by Resolution of at least a majority of the Board at a duly convened meeting, or by unanimous written consent. Notice of regular meetings of the Board shall be given to each Director at least five days before each meeting.



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                  Section 7. Special meetings of the Board may be called by the
President on one day's notice to each Director. Special Meetings may be called on the written request of two Directors.

                  Section 8. At all meetings of the Board, the presence of a majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 9. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Directors in office is filed with the Secretary of the Corporation.

                  Section 10. One or more Directors may participate in a meeting of the Board of Directors of the Corporation by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

                  Section 11. The Board of Directors may, by resolution adopted by a majority of the Directors in office, establish an Executive Committee to consist of one or more Directors of the Corporation. The Executive Committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors except that the Executive Committee shall not have the power or authority as to the following:

                  (1) The submission to shareholders of any action requiring approval of shareholders under this subpart.

                  (2) The creation or filling of vacancies in the Board of Directors.

                  (3) The adoption, amendment or repeal of the Bylaws.

                  (4) The amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board.



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                  (5) Action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board.

                  The Board may designate one or more Directors as alternate members of the Executive Committee who may replace any absent or disqualified member at any meeting of the Executive Committee or for the purposes of written action by the Executive Committee. In the absence or disqualification of a member, an alternate member or members of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member. The Executive Committee of the Board shall serve for a term at the pleasure of the Board.

                  The Board of Directors may, by resolution adopted by a majority of the Directors in office, establish such other committees as the Board of Directors may deem fit; provided, however, that no such committee shall have any power or authority as to the matters set forth in subparagraphs 1 through and including 5 above.

                            COMPENSATION OF DIRECTORS

                  Section 12. Directors may be compensated for their services by Resolution of the Board and a fixed sum, and expenses of attendance if any, may be allowed for attendance at each regular or special meeting of the Board or at meetings of the committees, provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                          LIABILITY AND INDEMNIFICATION

                  Section 13. Except for responsibility or liability of a Director pursuant to any criminal statute or for payment of taxes pursuant to local, state or Federal law, a Director of the Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action unless (a) such director has breached or failed to perform his or her fiduciary duties as provided herein and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

                  Section 14. (A) A Director of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his or her duties as a Director, including his or her duties as a member of any committee of the Board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a Director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:



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                  (1) One or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented.

                  (2) Counsel, public accountants or other persons as to matters which the Director reasonably believed to be within the professional or expert competence of such person.

                  (3) A committee of the Board upon which he or she does not serve, duly designated in accordance with law, as to matter within its designated authority, which committee the Director reasonably believes to merit confidence.

                  A Director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

                  (B) In discharging the duties of their respective positions, the Board of Directors, committees of the Board and individual Directors may, in considering the best interest of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Subsection A.

                  (C) Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a Director or any failure to take any action shall be presumed to be in the best interest of the Corporation.

                  The standard of care recited herein shall comply with the requirements of the Directors' Liability Act, 42 Pa. C.S.A. 8361, et seq., and the Associations Code, 15 Pa.C.S.A. 1721, as the same may be amended from time to time.

                  Section 15. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for-profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction, or upon the plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in


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good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interest of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  Section 16. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a representative of the Corporation is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys, fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

                  Section 17. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 15 and 16 above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by or imposed upon him or her in connection therewith.

                  Section 18. Unless ordered by a Court, any indemnification under Sections 15 or 16 above shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the Director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in those sections. Such determination shall be made:

                  (1) By the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the action or proceeding;

                  (2) If such quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in written opinion; or

                  (3)      By the shareholders.



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                  Section 19. Expenses (including attorneys' fees) incurred by a
Director, officer, employee or agent in defending any action or proceeding referred to in Sections 15 or 16 above may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article.

                  Section 20. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article, shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office. Indemnification pursuant to this paragraph shall not be made in any case where the act or failure to act giving rise to the claim from indemnification is determined by a Court to have constituted willful misconduct or recklessness.

                  Section 21. No amendment or repeal of this Article shall adversely affect any right or protection extended to a Director Officer, employee or agent hereunder for an act or failure to act occurring prior to the time of such amendment or repeal. Each Director, officer, employee and agent shall be deemed to act in such capacity in reliance upon the rights of indemnification and advancement of expenses hereunder shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                  Section 22. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this section or otherwise. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this article or otherwise.

                  Section 23. No contract or transaction between the Corporation and one or more of its Directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or Officers are Directors or Officers or have a financial interest, shall be void or voidable solely for such reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board in


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good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors even though the disinterested Directors are less than a quorum; (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, if any, and the contract or transaction is specifically approved in good faith by vote of such Stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the Stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board which authorizes a contract or transaction specified above.

                  Section 24. Any payments made to an officer or employee of the Corporation, such as salary, commission, bonus, interest or rent or entertainment or travel expense, which shall be disallowed to the Corporation in whole or in part as a deductible expense by the Internal Revenue Service shall be reimbursed by such officer or employee to the Corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors, as a Board, to enforce payment of each such amount disallowed.

                  Section 25. Anything set forth in these Bylaws to the contrary notwithstanding, it is the intent that the indemnification provisions hereof shall be to the full extent permitted by the Associations Code (effective generally October 1, 1989), 15 Pa.C.S. ss.1741, et seq. To the extent that the indemnification provisions set forth in these Bylaws does not go to the length permitted by said Associations Code, said indemnification provisions are hereby deemed to be incorporated by reference.

                                   ARTICLE IV

                                    OFFICERS

                  Section 1. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Chairman or one or more Vice Presidents. The Officers of the Corporation need not be Directors.

                  Section 2. The President and Secretary shall be natural persons of full age. The Treasurer may be a Corporation, but if a natural person shall be of full age. Any number of offices may be held by the same person.

                  Section 3. The Board of Directors may also choose such other officers and Assistant officers and agents as the needs of the Corporation may require, who shall hold their officers for such terms and shall have such authority and shall perform such duties as from time to time shall be determined by Resolution of the Board.



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                  Section 4. The salaries of all Officers and agents of the
Corporation shall be fixed by the Board of Directors.

                  Section 5. The Officers of the Corporation shall hold office until their successors are chosen and have qualified. Any Officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                                  THE PRESIDENT

                  Section 6. The President shall be the chief executive officer of the Corporation. He or she shall preside at all meetings of the shareholders and Directors, shall be ex officio a member of the Executive Committee, if any. He or she shall also have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

                  Section 7. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, if any, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or agent of the Corporation.

                               THE VICE-PRESIDENT

                  Section 8. The Vice-President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as shall from time to time be imposed by the Board of Directors.

                                  THE SECRETARY

                  Section 9. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for the Executive Committee of the Board of Directors when required. The Secretary, if any, shall give, or cause to be given, notice of all meetings of the shareholders and of special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. The Secretary shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board, shall affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.



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                                  THE TREASURER

                  Section 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation in such depositories as shall be designated by the Board of Directors.

                  Section 11. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

                  Section 12. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the Board of Directors for the faithful discharge of the duties of his or her office, and for the restoration of the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his or her control belonging to the Corporation.

                                STANDARD OF CARE

                  Section 13. An officer shall perform his or her duties as an officer in good faith, in a manner he or she reasonably believes to be in the best interest of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his or her duties shall not be liable by reason of having been an officer of the Corporation.

                                    ARTICLE V

                             CERTIFICATES OF SHARES

                  Section 1. The certificate of shares of the Corporation shall be numbered and registered in a share register of the Corporation as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be.

                  Section 2. Every share certificate shall be signed by the President or Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, but where such certificate is signed by a transfer agent or by a transfer clerk of the Corporation and a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any Officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such Officer because of death, resignation, or otherwise, before such certificate is issued, it may be issued by the Corporation with the same effect as if the Officer had not ceased to be such at the date of its issue.

                  Section 3. Neither shares nor certificates representing such shares may be issued by the Corporation until the full amount of the consideration has been paid. The consideration for the issuance of the shares may be paid, in whole or in part, in money, obligations (including an obligation of a shareholder, services performed whether or not contracted for, contracts for services to be performed or other tangible or intangible property). Neither promissory notes nor future services shall constitute payment, or part payment, for the shares of the Corporation.

                  Section 4. The Corporation may issue one (1) or more classes or series of shares, or both, any of which classes or series may be with par value or without par value, and with such other designations, preferences, qualifications, privileges, limitations, options, conversion rights and such other special or relative rights as are stated in the Articles of Incorporation or resolution of the Board of Directors. All shares of any one class shall have the same conversion, redemption and other rights, preferences, qualifications, limitations and restrictions. If the Corporation is authorized to issue shares of more than one class, the certificate shall set forth a full summary or statement or designations, preferences, limitations and relative rights of the shares of each class authorized to be issued.

                               TRANSFER OF SHARES

                  Section 5. Upon surrender to the Corporation or its transfer agent of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

                               FIXING RECORD DATE

                  Section 6. The Board of Directors may fix a time, not more than one hundred twenty (120) days, prior to the date of any meeting of shareholders or the date fixed for payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period and in such case, written or printed notice shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him or her to the Corporation for the purpose of this notice.

                             REGISTERED SHAREHOLDERS

                  Section 7. The Corporation shall be entitled to treat the holder of record of any share or shares as the holders in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of the fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

                                LOST CERTIFICATE

                  Section 8. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an Affidavit of that fact by the person claiming the share certificate to be lost or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                                CHECKS AND NOTES

                  Section 1. All checks and demands for money and notes of the Corporation shall be signed by such Officer or Officers as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

                  Section 2. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

                  Section 3. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania". Said seal may be used by causing it or a facsimile thereof to be impressed or fixed or in any manner reproduced. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or other document.

                                     NOTICES

                  Section 4. Whenever written notice is required to be given to any person under the provisions of these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by telecopier to his or her address (or to his or her telex), TWX, telecopier or telephone number, appearing on the books of the Corporation or, in the case of Directors, supplied by him or her to the Corporation for the purpose of notice, if the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.

                  Section 5. Any notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

                                CORPORATE RECORDS

                  Section 6. The Corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the Corporation in this Commonwealth or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

                               RIGHT OF INSPECTION

                  Section 7. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the Corporation at its registered office in this Commonwealth or at its principal place of business wherever situated.

                                   ARTICLE VII

                              AMENDMENTS TO BYLAWS

                  Section 1. Except as provided in Section 1504 of the Associations Code, 15 Pa.C.S.A. ss.1504, amendments to these Bylaws may be made by a vote of the members of the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board if notice of the proposed amendment be contained in the notice of such meeting, or by a unanimous consent in writing of the members of the Board of Directors; subject, however, to the power of the shareholders to change such action.

Name of Corporation:  DiCesare-Engler Promotions, Inc.

Address of registered office in Pennsylvania: 4423 Bigelow Boulevard, Pittsburgh, Allegheny, Pennsylvania 15213

Explain the purpose or purposes of the corporation:

To have unlimited power to engage in and to do any lawful act concerning any and all lawful business for which a corporation may be incorporated under the Act of May 5, 1933, P.L. 364 as amended, under which Act this corporation is incorporated.

Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall have Authority to Issue:

10,000 Shares, Common Stock, $1.00, $10,000.00, Perpetual

Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by each Incorporator:

Spencer D. Hirshberg, 2000 The Frick Bldg., Pittsburgh, Pennsylvania 15219, 1 Share Common Stock

18th day of July 1985

                                                       /s/ Spencer D. Hirschberg
                                                       -------------------------
                                                       Spencer D. Hirshberg